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Sean Mahoney
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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2015 RESULTS
Issues Updated 2015 Outlook
Announces $150 Million Share Repurchase Program
BETHESDA, Maryland, Thursday, November 5, 2015 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 29 premium hotels in the United States, today announced results of operations for the quarter ended September 30, 2015.

Third Quarter 2015 Highlights

•	Pro Forma RevPAR: Pro Forma RevPAR was $176.92, an increase of 2.2% from the comparable period of 2014.

•	Pro Forma Hotel Adjusted EBITDA Margin: Pro Forma Hotel Adjusted EBITDA margin was 31.49%, an increase of 39 basis points from 2014.

•	Pro Forma Hotel Adjusted EBITDA: Pro Forma Hotel Adjusted EBITDA was $73.8 million, an increase of 4.3% from 2014.

•	Adjusted EBITDA: Adjusted EBITDA was $69.3 million, an increase of 3.7% from 2014.

•	Adjusted FFO: Adjusted FFO was $52.3 million and Adjusted FFO per diluted share was $0.26.

•	Hotel Refinancing: The Company refinanced the JW Marriott Denver at Cherry Creek in July 2015 with a new 10-year $65 million mortgage loan bearing interest at a fixed rate of 4.33%.

•	Hotel Brand Conversion: On September 1, 2015, the hotel formerly known as the Conrad Chicago converted to Starwood's Luxury Collection as The Gwen, a Luxury Collection Hotel.

•	Dividends: The Company declared a dividend of $0.125 per share during the third quarter, which was paid on October 13, 2015.
Recent Developments

•	Share Repurchase Program: On November 4, 2015, the Company's Board of Directors authorized a $150 million share repurchase program.

•
Westin Boston Financing: On October 27, 2015, the Company entered into a new $205 million mortgage loan secured by the Westin Boston Waterfront Hotel. The mortgage loan has a term of 10 years and bears interest at a fixed rate of 4.36%.

•	Orlando Loan Prepayment: On October 9, 2015, the Company prepaid the $55.3 million mortgage loan secured by the Orlando Airport Marriott.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, "In a challenging environment during the third quarter our asset management shined with our portfolio achieving 74% profit flow-through and 39 basis points of Hotel Adjusted EBITDA margin growth on modest revenue growth. Additionally, we successfully completed our strategic objective to address near-term debt maturities and lower borrowing costs. Our 2015 financing activity will result in annual interest expense savings of approximately $8 million.”

Operating Results
Discussions of “Pro Forma” assumes the Company owned each of its 29 hotels since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central from January 1, 2015 to August 31, 2015, since the hotel opened for business on September 1, 2014. Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

For the quarter ended September 30, 2015, the Company reported the following:

	Third Quarter
	2015	2014	Change
Pro Forma ADR	$213.93	$207.26	3.2%
Pro Forma Occupancy	82.7%	83.5%	-0.8 percentage points
Pro Forma RevPAR	$176.92	$173.07	2.2%
Pro Forma Revenues	$234.4 million	$227.5 million	3.0%
Pro Forma Hotel Adjusted EBITDA Margin	31.49%	31.10%	39 basis points
Adjusted EBITDA	$69.3 million	$66.8 million	$2.5 million
Adjusted FFO	$52.3 million	$48.3 million	$4.0 million
Adjusted FFO per diluted share	$0.26	$0.25	$0.01

The Company's operating results for the third quarter were negatively impacted by several items, as follows:

•
The disruption during the period leading up to and after the conversion of the Conrad Chicago to The Gwen, a Luxury Collection Hotel, was approximately $1.0 million higher than the Company had factored into its Adjusted EBITDA guidance. The disruption reduced the Company's Pro Forma RevPAR growth by approximately 80 basis points and Pro Forma Hotel Adjusted EBITDA margin growth by approximately 50 basis points. The Company expects the disruption to continue in the fourth quarter, and this is incorporated into its updated guidance. Notwithstanding the incremental conversion disruption, the Company continues to expect the hotel to meet its multi-year underwriting.

•
The Company received a new property tax assessment for the Chicago Marriott, which was significantly higher than the Company forecasted. The increased assessment resulted in property taxes during the third quarter that were approximately $1.1 million above forecast. The property tax adjustment reduced the Company's Pro Forma Hotel Adjusted EBITDA margin growth by approximately 47 basis points. The Company is currently appealing the property tax assessment.

•
The Company received a 15-year extension of the income tax agreement with the U.S. Virgin Islands (USVI) related to the Frenchman's Reef & Morning Star Marriott Beach Resort early in the fourth quarter. The Company's third quarter income tax provision was approximately $1.1 million above prior guidance, which assumed the extension would be received during the third quarter. Although the extension is retroactive to February, the Company is required to recored the adjustment to its income tax provision to reflect the reduced tax rate during the forth quarter.

For the nine months ended September 30, 2015, the Company reported the following:

	Year To Date
	2015	2014	Change
Pro Forma ADR	$212.58	$203.81	4.3%
Pro Forma Occupancy	80.8%	80.1%	0.7 percentage points
Pro Forma RevPAR	$171.75	$163.28	5.2%
Pro Forma Revenues	$693.1 million	$657.8 million	5.4%
Pro Forma Hotel Adjusted EBITDA Margin	30.95%	29.81%	114 basis points
Adjusted EBITDA	$198.9 million	$175.0 million	$23.9 million
Adjusted FFO	$151.5 million	$129.7 million	$21.8 million
Adjusted FFO per diluted share	$0.75	$0.66	$0.09

Hotel Financing Activity
On July 1, 2015, the Company refinanced the JW Marriott Denver at Cherry Creek with a new $65.0 million mortgage loan. The new loan has a term of 10 years and a fixed interest rate of 4.33%. The new loan is interest-only for the first year after which principal will amortize on a 30-year schedule. The hotel was previously encumbered by a $38.1 million mortgage loan with a fixed interest rate of 6.47%.
On October 9, 2015, the Company prepaid the $55.3 million mortgage loan secured by the Orlando Airport Marriott. The prepayment will save approximately $0.7 million of interest expense during the fourth quarter, which was factored into the Company's prior guidance.
On October 27, 2015, the Company entered into a new $205 million mortgage loan secured by the Westin Boston Waterfront Hotel. The new loan has a term of 10 years, a fixed interest rate of 4.36% and will amortize on a 30-year schedule. The proceeds from the loan will be utilized to prepay the approximately $200 million mortgage loan secured by the Chicago Marriott in early 2016. The lower interest rate on the new loan is expected to save the Company over $3.0 million in annual interest expense beginning in 2016.
Capital Expenditures

The Company spent approximately $46.1 million on capital improvements during the nine months ended September 30, 2015, which includes the following significant projects::

•
Hilton Boston Downtown: The Company completed a return on investment project at the hotel to create an incremental 41 guest rooms and upgrade additional guest rooms, which created over 90 premium rooms.

•
Chicago Marriott Downtown: The Company commenced a multi-year guest room renovation at the hotel. Marriott is contributing to the cost of the renovation through an amendment to the hotel's management agreement to reduce management fees for the remaining term of the agreement. The amendment is expected to reduce management fees by approximately $1.8 million in 2015. The first phase of the guest room renovation, which consisted of 140 rooms, including all 25 suites, was successfully completed during the first quarter of 2015. The Company also added Marriott's new prototype F&B grab-and-go outlet in the hotel's lobby. The second phase of the guest room renovation will be completed during the seasonally slow winter months over the next three years and is not expected to result in material disruption.

The Company is also in the planning stages of additional significant projects, which include the following:

•	The Lodge at Sonoma: The Company expects to renovate the guest rooms at the hotel during the seasonally slow months during 2016 and 2017.

•	The Gwen, a Luxury Collection: The Company rebranded the Conrad Chicago to Starwood's Luxury Collection on September 1, 2015. The renovation work associated with the brand conversion is expect to cost approximately $25 million and take place over the next two seasonally slow winter seasons with no material disruption.
Balance Sheet
As of September 30, 2015, the Company had $62.0 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consisted of property-specific mortgage debt and $25.0 million outstanding on the Company's $200.0 million senior unsecured credit facility. There are currently no outstanding borrowings on its senior unsecured credit facility.

ATM Equity Offering Program

The Company did not sell any shares under its $200 million at-the-market ("ATM") equity offering program during the third quarter. The Company currently has $128.3 million remaining under the ATM program. The Company does not expect to utilize the program at this time, but believes it is appropriate to have the program in place.

Share Repurchase Program

On November 4, 2015, the Company's Board of Directors authorized a $150 million share repurchase program. Repurchases under this program will be made in open market or privately negotiated transactions from time to time and in such amounts as market conditions warrant, and subject to regulatory considerations. The Company has not repurchased any shares of its common stock since the program started.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of September 30, 2015. The dividend was paid on October 13, 2015.

Outlook and Guidance
The Company has provided full year guidance for 2015, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Pro Forma RevPAR and Pro Forma Hotel Adjusted EBITDA margin growth assume that all of the Company's 29 hotels were owned since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central until September 1, 2015, since the hotel opened on September 1, 2014.

The Company is updating its full year 2015 guidance to incorporate the disruption related to The Gwen conversion, as well as the impact of the higher than expected property taxes at the Chicago Marriott.

	Previous Guidance		Revised Guidance
Metric	Low End	High End	Low End	High End

Pro Forma RevPAR Growth	6 percent	7 percent	4.25 percent	5.0 percent
Adjusted EBITDA	$266.5 million	$276.5 million	$264 million	$269 million
Adjusted FFO	$202 million	$208 million	$201 million	$205 million
Adjusted FFO per share (based on 201.2 million shares)	$1.00 per share	$1.03 per share	$1.00 per share	$1.02 per share

The full year guidance range above implies Pro Forma Hotel Adjusted EBITDA margin growth above 100 basis points and reflects income tax expense of $10.4 million to $11.9 million, interest expense of approximately $52 million and corporate expenses of approximately $24 million.

Selected Quarterly Pro Forma Operating Information

The following table is presented to provide investors with selected quarterly Pro Forma operating information for 2014. The operating information assumes that all of the Company's 29 hotels were owned since January 1, 2014, with the exception of the Hilton Garden Inn Times Square Central, which opened for business on September 1, 2014.

	Quarter 1, 2014	Quarter 2, 2014	Quarter 3, 2014	Quarter 4, 2014	Full Year 2014
ADR	$193.57	$209.21	$207.26	$215.07	$206.58
Occupancy	73.5%	83.1%	83.5%	75.9%	79.0%
RevPAR	$142.22	$174.13	$173.07	$163.19	$163.26
Revenues (in thousands)	$196,962	$233,298	$227,547	$224,114	$881,921
Hotel Adjusted EBITDA (in thousands)	$48,562	$76,755	$70,771	$67,493	$263,581
% of full Year	18.4%	29.1%	26.8%	25.7%	100.0%
Hotel Adjusted EBITDA Margin	24.66%	32.90%	31.10%	30.12%	29.89%
Available Rooms	952,830	963,417	982,464	999,948	3,898,659
Earnings Call
The Company will host a conference call to discuss its third quarter results on Friday, November 6, 2015, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 888-310-1786 (for domestic callers) or 330-863-3357 (for international callers). The participant passcode is 38457420. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 29 premium quality hotels with over 10,900 rooms. The Company has strategically positioned its hotels to be operated both under leading global brands such as Hilton, Marriott, and Westin and boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
ASSETS	(unaudited)
Property and equipment, net	$2,885,190	$2,764,393
Deferred financing costs, net	7,574	8,023
Restricted cash	55,656	74,730
Due from hotel managers	102,222	79,827
Favorable lease assets, net	24,057	34,274
Prepaid and other assets (1)	53,671	52,739
Cash and cash equivalents	61,977	144,365
Total assets	$3,190,347	$3,158,351
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,031,198	$1,038,330
Senior unsecured credit facility	25,000	—
Total debt	1,056,198	1,038,330

Deferred income related to key money, net	20,722	21,561
Unfavorable contract liabilities, net	75,135	76,220
Due to hotel managers	68,399	59,169
Dividends declared and unpaid	25,540	20,922
Accounts payable and accrued expenses (2)	121,600	113,162
Total other liabilities	311,396	291,034
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,741,777 and 199,964,041 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	2,007	2,000
Additional paid-in capital	2,055,467	2,045,755
Accumulated deficit	(234,721)	(218,768)
Total stockholders’ equity	1,822,753	1,828,987
Total liabilities and stockholders’ equity	$3,190,347	$3,158,351

(1) Includes $40.5 million of deferred tax assets, $8.5 million of prepaid expenses and $4.7 million of other assets as of September 30, 2015.
(2) Includes $68.8 million of deferred ground rent, $17.2 million of deferred tax liabilities, $12.5 million of accrued property taxes, $5.2 million of accrued capital expenditures and $17.9 million of other accrued liabilities as of September 30, 2015.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Rooms	$178,529	$171,047	$504,729	$465,871
Food and beverage	47,256	45,504	155,662	146,297
Other	12,717	12,666	36,801	37,067
Total revenues	238,502	229,217	697,192	649,235
Operating Expenses:
Rooms	42,415	42,534	122,872	121,783
Food and beverage	32,143	32,662	103,044	101,855
Management fees	7,562	8,330	22,665	22,083
Other hotel expenses	83,358	75,180	237,410	220,335
Depreciation and amortization	25,107	25,327	75,018	75,576
Impairment losses	—	—	10,461	—
Hotel acquisition costs	453	1,198	945	1,279
Corporate expenses	6,048	6,368	17,790	15,878
Gain on insurance proceeds	—	(554)	—	(1,825)
Gain on litigation settlement, net	—	—	—	(10,999)
Total operating expenses, net	197,086	191,045	590,205	545,965
Operating profit	41,416	38,172	106,987	103,270

Interest income	(35)	(156)	(185)	(2,766)
Interest expense	12,907	14,691	38,963	43,816
Other income, net	(91)	(50)	(295)	(50)
Loss (gain) on sale of hotel property	—	40	—	(1,251)
Gain on hotel property acquisition	—	(23,894)	—	(23,894)
Gain on prepayment of note receivable	—	—	—	(13,550)
Total other expenses (income), net	12,781	(9,369)	38,483	2,305
Income before income taxes	28,635	47,541	68,504	100,965
Income tax expense	(4,171)	(3,733)	(8,576)	(1,203)
Net income	$24,464	$43,808	$59,928	$99,762
Earnings per share:
Basic earnings per share	$0.12	$0.22	$0.30	$0.51
Diluted earnings per share	$0.12	$0.22	$0.30	$0.51

Weighted-average number of common shares outstanding:
Basic	200,852,072	195,796,772	200,776,641	195,733,185
Diluted	201,167,659	196,434,773	201,124,091	196,341,317

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor's complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of favorable and unfavorable contract assets and liabilities recorded in conjunction with certain acquisitions. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect our actual performance for that period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•	Allerton Loan: We exclude the gain from the prepayment of the loan in 2014.

•
Other Non-Cash and /or Unusual Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company. Such items include, but are not limited to, hotel pre-opening costs, hotel manager transition costs, lease preparation costs, contract termination fees, severance costs, gains or losses from legal settlements, bargain purchase gains, and insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and any fair market value adjustments to the Company's interest rate cap agreement.

The following tables are reconciliations of our GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$24,464	$43,808	$59,928	$99,762
Interest expense	12,907	14,691	38,963	43,816
Income tax expense	4,171	3,733	8,576	1,203
Real estate related depreciation and amortization	25,107	25,327	75,018	75,576
EBITDA	66,649	87,559	182,485	220,357
Non-cash ground rent	1,467	1,588	4,454	4,880
Non-cash amortization of favorable and unfavorable contract liabilities, net	(407)	(353)	(1,134)	(1,058)
Impairment losses	—	—	10,461	—
Gain on insurance proceeds	—	(554)	—	(1,825)
Gain on hotel property acquisition	—	(23,894)	—	(23,894)
Loss on early extinguishment of debt	—	61	—	61
Loss (gain) on sale of hotel property	—	40	—	(1,251)
Gain on litigation settlement (1)	—	—	—	(10,999)
Gain on prepayment of note receivable	—	—	—	(13,550)
Reversal of previously recognized Allerton income	—	—	—	(453)
Hotel acquisition costs	453	1,198	945	1,279
Hotel manager transition and pre-opening costs (2)	754	381	1,287	667
Severance costs (3)	428	788	428	788
Adjusted EBITDA	$69,344	$66,814	$198,926	$175,002

(1)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses.

(2)	Classified as other hotel expenses on the consolidated statements of operations.

(3)
Amounts recognized in 2015 are classified as other hotel expenses on the consolidated statements of operations. Amounts recognized in 2014 are classified as corporate expenses on the consolidated statements of operations.

	Full Year 2015 Guidance
	Low End	High End
Net income	$82,679	$86,679
Interest expense	52,500	52,000
Income tax expense	10,400	11,900
Real estate related depreciation and amortization	100,000	100,000
EBITDA	245,579	250,579
Non-cash ground rent	5,700	5,700
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Impairment losses	10,461	10,461
Severance costs	428	428
Lease preparation costs	1,000	1,000
Hotel acquisition costs	945	945
Hotel manager transition and pre-opening costs	1,287	1,287
Adjusted EBITDA	$264,000	$269,000

The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2015	2014	2015	2014
Net income	$24,464	$43,808	$59,928	$99,762
Real estate related depreciation and amortization	25,107	25,327	75,018	75,576
Loss (gain) on sale of hotel property	—	40	—	(1,251)
Impairment losses	—	—	10,461	—
FFO	49,571	69,175	145,407	174,087
Non-cash ground rent	1,467	1,588	4,454	4,880
Non-cash amortization of favorable and unfavorable contract liabilities, net	(407)	(353)	(1,134)	(1,058)
Gain on insurance proceeds	—	(554)	—	(1,825)
Gain on hotel property acquisition	—	(23,894)	—	(23,894)
Loss on early extinguishment of debt	—	61	—	61
Gain on litigation settlement (1)	—	—	—	(10,999)
Gain on prepayment of note receivable	—	—	—	(13,550)
Hotel acquisition costs	453	1,198	945	1,279
Hotel manager transition and pre-opening costs (2)	754	381	1,287	667
Reversal of previously recognized Allerton income	—	—	—	(453)
Severance costs (3)	428	788	428	788
Fair value adjustments to debt instruments	49	(90)	115	(265)
Adjusted FFO	$52,315	$48,300	$151,502	$129,718
Adjusted FFO per diluted share	$0.26	$0.25	$0.75	$0.66

(1)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses.

(2)	Classified as other hotel expenses on the consolidated statements of operations.

(3)
Amounts recognized in 2015 are classified as other hotel expenses on the consolidated statements of operations. Amounts recognized in 2014 are classified as corporate expenses on the consolidated statements of operations.

	Full Year 2015 Guidance
	Low End	High End
Net income	$82,679	$86,679
Real estate related depreciation and amortization	100,000	100,000
Impairment losses	10,461	10,461
FFO	193,140	197,140
Non-cash ground rent	5,700	5,700
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,400)	(1,400)
Severance costs	428	428
Lease preparation costs	1,000	1,000
Hotel acquisition costs	945	945
Hotel manager transition and pre-opening costs	1,287	1,287
Fair value adjustments to debt instruments	(100)	(100)
Adjusted FFO	$201,000	$205,000
Adjusted FFO per diluted share	$1.00	$1.02

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and other contracts, and the non-cash amortization of our unfavorable contract liabilities. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results - Pro Forma (1)
(unaudited and in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change

ADR	$213.93	$207.26	3.2%	$212.58	$203.81	4.3%
Occupancy	82.7%	83.5%	(0.8)%	80.8%	80.1%	0.7%
RevPAR	$176.92	$173.07	2.2%	$171.75	$163.28	5.2%

Revenues:
Rooms	$174,467	$170,034	2.6%	$498,929	$473,302	5.4%
Food and beverage	47,256	45,361	4.2%	156,980	148,576	5.7%
Other	12,662	12,154	4.2%	37,148	35,928	3.4%
Total revenues	$234,385	$227,549	3.0%	$693,057	$657,806	5.4%
Operating Expenses:
Rooms departmental expenses	$41,543	$41,616	(0.2)%	$121,490	$119,571	1.6%
Food and beverage departmental expenses	32,142	32,496	(1.1)%	104,045	102,333	1.7%
Other direct departmental	4,362	4,635	(5.9)%	13,107	14,576	(10.1)%
General and administrative	18,297	17,423	5.0%	53,884	50,772	6.1%
Utilities	7,077	7,374	(4.0)%	20,933	21,381	(2.1)%
Repairs and maintenance	9,279	9,338	(0.6)%	27,380	27,750	(1.3)%
Sales and marketing	16,286	15,294	6.5%	48,363	44,232	9.3%
Franchise fees	5,644	4,671	20.8%	15,545	12,490	24.5%
Base management fees	5,795	5,664	2.3%	17,242	16,437	4.9%
Incentive management fees	1,610	2,495	(35.5)%	5,360	5,874	(8.8)%
Property taxes	12,922	10,318	25.2%	34,338	30,159	13.9%
Ground rent	3,797	3,759	1.0%	11,375	11,255	1.1%
Other fixed expenses	2,884	2,926	(1.4)%	8,819	8,582	2.8%
Severance costs	428	—	100.0%	428	—	100.0%
Hotel manager transition and pre-opening costs	754	381	97.9%	1,287	667	93.0%
Total hotel operating expenses	162,820	158,390	2.8%	483,596	466,079	3.8%
Hotel EBITDA	$71,565	$69,159	3.5%	$209,461	$191,727	9.2%
Non-cash ground rent	1,479	1,588	(6.9)%	4,466	4,757	(6.1)%
Non-cash amortization of unfavorable contract liabilities	(407)	(353)	15.3%	(1,139)	(1,058)	7.7%
Severance costs	428	—	100.0%	428	—	100.0%
Hotel manager transition and pre-opening costs (2)	754	381	97.9%	1,287	667	93.0%
Hotel Adjusted EBITDA	$73,819	$70,775	4.3%	$214,503	$196,093	9.4%

(1)
Pro forma assumes the Company owned each of its 29 hotels since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central from January 1, 2015 to August 31, 2015, since the hotel opened for business on September 1, 2014.

(2)	Classified as other hotel expenses on the consolidated statements of operations.

Market Capitalization as of September 30, 2015
(in thousands)
Enterprise Value

Common equity capitalization (at September 30, 2015 closing price of $11.05/share)	$2,224,694
Consolidated debt	1,056,198
Cash and cash equivalents	(61,977)
Total enterprise value	$3,218,915
Share Reconciliation

Common shares outstanding	200,742
Unvested restricted stock held by management and employees	475
Share grants under deferred compensation plan held by directors	113
Combined shares outstanding	201,330

Debt Summary as of November 5, 2015
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Chicago Marriott Downtown Magnificent Mile (1)	5.98%	Fixed	202,297	April 2016
Courtyard Manhattan / Fifth Avenue	6.48%	Fixed	48,420	June 2016
Marriott Salt Lake City Downtown	4.25%	Fixed	60,121	November 2020
Hilton Minneapolis	5.46%	Fixed	90,851	May 2021
Westin Washington D.C. City Center	3.99%	Fixed	69,090	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	29,583	April 2023
Westin San Diego	3.94%	Fixed	67,850	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	86,000	August 2024
Renaissance Worthington	3.66%	Fixed	85,000	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	65,000	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	205,000	November 2025
Total Weighted-Average Interest Fixed Rate Debt	4.82%		$1,009,212

Lexington Hotel New York	LIBOR + 2.25	Variable	170,368	October 2017 (2)
Total mortgage debt			$1,179,580
Senior unsecured credit facility	LIBOR + 1.75	Variable	—	January 2017 (3)
Total debt			$1,179,580
Total Weighted-Average Interest Rate excluding Chicago Marriott Downtown Magnificent Mile	4.16%

(1) The lender was notified in October 2015 that the loan will be prepaid in January 2016, three months prior to the scheduled maturity date.
(2) The loan may be extended for two additional one-year terms subject to the satisfaction of certain conditions and the payment of an extension fee.
(3) The credit facility may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Pro Forma Operating Statistics – Third Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	3Q 2015	3Q 2014	B/(W)	3Q 2015	3Q 2014	B/(W)	3Q 2015	3Q 2014	B/(W)	3Q 2015	3Q 2014	B/(W)
Atlanta Alpharetta Marriott	$162.26	$162.47	(0.1)%	78.4%	72.9%	5.5%	$127.24	$118.52	7.4%	38.98%	35.25%	373 bps
Bethesda Marriott Suites	$153.53	$157.01	(2.2)%	67.2%	64.9%	2.3%	$103.14	$101.85	1.3%	19.89%	18.68%	121 bps
Boston Westin	$248.93	$232.34	7.1%	87.7%	87.2%	0.5%	$218.41	$202.52	7.8%	34.24%	31.74%	250 bps
Hilton Boston Downtown	$312.36	$287.81	8.5%	95.4%	95.7%	(0.3)%	$298.02	$275.46	8.2%	45.54%	41.93%	361 bps
Hilton Burlington	$212.95	$209.97	1.4%	88.1%	88.5%	(0.4)%	$187.53	$185.80	0.9%	49.30%	50.21%	-91 bps
Renaissance Charleston	$203.53	$197.16	3.2%	89.2%	90.0%	(0.8)%	$181.55	$177.36	2.4%	33.89%	30.52%	337 bps
Hilton Garden Inn Chelsea	$250.83	$233.09	7.6%	98.7%	94.7%	4.0%	$247.68	$220.68	12.2%	40.50%	37.56%	294 bps
Chicago Marriott	$227.50	$217.76	4.5%	84.2%	87.1%	(2.9)%	$191.66	$189.64	1.1%	28.68%	28.81%	-13 bps
Chicago Gwen	$233.64	$243.90	(4.2)%	77.0%	89.4%	(12.4)%	$179.79	$217.94	(17.5)%	30.92%	44.26%	-1334 bps
Courtyard Denver Downtown	$215.61	$196.97	9.5%	84.6%	88.1%	(3.5)%	$182.34	$173.48	5.1%	50.11%	50.03%	8 bps
Courtyard Fifth Avenue	$278.40	$291.18	(4.4)%	90.7%	93.2%	(2.5)%	$252.47	$271.29	(6.9)%	25.57%	30.30%	-473 bps
Courtyard Midtown East	$282.99	$299.15	(5.4)%	89.5%	92.6%	(3.1)%	$253.32	$276.90	(8.5)%	33.48%	34.88%	-140 bps
Fort Lauderdale Westin	$136.22	$132.93	2.5%	77.8%	78.0%	(0.2)%	$106.00	$103.64	2.3%	20.11%	2.62%	1749 bps
Frenchman's Reef	$181.61	$182.89	(0.7)%	75.7%	79.3%	(3.6)%	$137.56	$145.09	(5.2)%	7.97%	8.00%	-3 bps
JW Marriott Denver Cherry Creek	$272.60	$265.91	2.5%	87.4%	86.4%	1.0%	$238.21	$229.72	3.7%	36.53%	35.28%	125 bps
Inn at Key West	$179.25	$167.40	7.1%	81.0%	84.5%	(3.5)%	$145.25	$141.48	2.7%	37.21%	38.87%	-166 bps
Key West Sheraton Suites	$221.65	$199.11	11.3%	80.2%	78.7%	1.5%	$177.68	$156.75	13.4%	34.20%	25.90%	830 bps
Lexington Hotel New York	$266.34	$251.18	6.0%	94.4%	97.4%	(3.0)%	$251.30	$244.59	2.7%	29.07%	37.88%	-881 bps
Hilton Minneapolis	$157.21	$162.15	(3.0)%	82.2%	86.0%	(3.8)%	$129.21	$139.37	(7.3)%	29.58%	33.63%	-405 bps
Orlando Airport Marriott	$102.71	$96.30	6.7%	70.2%	65.6%	4.6%	$72.12	$63.18	14.2%	16.94%	5.53%	1141 bps
Hotel Rex	$260.95	$250.10	4.3%	87.2%	90.5%	(3.3)%	$227.64	$226.27	0.6%	42.26%	44.64%	-238 bps
Salt Lake City Marriott	$164.54	$152.40	8.0%	73.0%	71.9%	1.1%	$120.13	$109.52	9.7%	35.13%	33.44%	169 bps
Shorebreak	$263.32	$251.91	4.5%	83.4%	87.4%	(4.0)%	$219.65	$220.19	(0.2)%	40.68%	37.20%	348 bps
The Lodge at Sonoma	$315.38	$313.77	0.5%	92.7%	90.5%	2.2%	$292.23	$283.90	2.9%	35.05%	36.21%	-116 bps
Hilton Garden Inn Times Square Central (1)	$327.81	$295.52	10.9%	97.4%	70.9%	26.5%	$319.28	$209.59	52.3%	46.03%	46.64%	-61 bps
Vail Marriott	$172.12	$163.79	5.1%	71.6%	75.4%	(3.8)%	$123.22	$123.57	(0.3)%	23.96%	23.83%	13 bps
Westin San Diego	$190.12	$175.78	8.2%	90.4%	87.0%	3.4%	$171.92	$152.93	12.4%	33.81%	33.80%	1 bps
Westin Washington D.C. City Center	$188.96	$199.17	(5.1)%	85.1%	85.3%	(0.2)%	$160.78	$169.90	(5.4)%	34.43%	33.01%	142 bps
Renaissance Worthington	$175.17	$171.72	2.0%	65.2%	66.8%	(1.6)%	$114.14	$114.63	(0.4)%	29.14%	26.90%	224 bps
Pro Forma Total (2)	$213.93	$207.26	3.2%	82.7%	83.5%	(0.8)%	$176.92	$173.07	2.2%	31.49%	31.10%	39 bps
(1) The hotel opened for business on September 1, 2014. Amounts for 2015 include operations from September 1, 2015 to September 30, 2015 to reflect the comparable period of 2014.
(2) Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central (282 rooms) from July 1, 2015 to August 31, 2015 to reflect the comparable period of 2014.

Pro Forma Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2015	YTD 2014	B/(W)	YTD 2015	YTD 2014	B/(W)	YTD 2015	YTD 2014	B/(W)	YTD 2015	YTD 2014	B/(W)
Atlanta Alpharetta Marriott	$164.07	$164.68	(0.4)%	74.9%	71.3%	3.6%	$122.89	$117.47	4.6%	36.47%	35.28%	119 bps
Bethesda Marriott Suites	$169.30	$164.29	3.0%	67.1%	65.8%	1.3%	$113.62	$108.10	5.1%	26.67%	24.35%	232 bps
Boston Westin	$240.01	$225.22	6.6%	80.8%	79.8%	1.0%	$193.90	$179.79	7.8%	31.24%	27.92%	332 bps
Hilton Boston Downtown	$286.90	$253.15	13.3%	84.9%	90.9%	(6.0)%	$243.46	$230.04	5.8%	39.74%	36.87%	287 bps
Hilton Burlington	$173.28	$169.51	2.2%	78.7%	77.1%	1.6%	$136.36	$130.75	4.3%	40.75%	41.89%	-114 bps
Renaissance Charleston	$218.44	$204.47	6.8%	90.6%	91.0%	(0.4)%	$197.92	$186.07	6.4%	36.30%	34.38%	192 bps
Hilton Garden Inn Chelsea	$221.78	$218.42	1.5%	94.4%	94.5%	(0.1)%	$209.44	$206.36	1.5%	31.22%	38.01%	-679 bps
Chicago Marriott	$219.01	$206.30	6.2%	75.6%	75.7%	(0.1)%	$165.49	$156.08	6.0%	23.74%	23.32%	42 bps
Chicago Gwen	$220.65	$222.81	(1.0)%	74.6%	83.4%	(8.8)%	$164.56	$185.77	(11.4)%	26.41%	34.29%	-788 bps
Courtyard Denver Downtown	$204.66	$188.15	8.8%	80.8%	84.3%	(3.5)%	$165.31	$158.70	4.2%	47.78%	48.40%	-62 bps
Courtyard Fifth Avenue	$261.65	$271.59	(3.7)%	88.8%	89.2%	(0.4)%	$232.22	$242.36	(4.2)%	21.17%	24.33%	-316 bps
Courtyard Midtown East	$260.63	$274.68	(5.1)%	89.7%	90.8%	(1.1)%	$233.68	$249.50	(6.3)%	29.73%	32.17%	-244 bps
Fort Lauderdale Westin	$182.12	$181.37	0.4%	86.4%	83.3%	3.1%	$157.31	$151.15	4.1%	32.88%	22.55%	1033 bps
Frenchman's Reef	$255.49	$245.64	4.0%	84.2%	86.6%	(2.4)%	$215.07	$212.78	1.1%	24.83%	24.48%	35 bps
JW Marriott Denver Cherry Creek	$271.88	$254.60	6.8%	80.9%	83.3%	(2.4)%	$219.84	$212.11	3.6%	33.72%	32.84%	88 bps
Inn at Key West	$226.21	$209.88	7.8%	88.6%	89.1%	(0.5)%	$200.40	$186.99	7.2%	52.28%	53.94%	-166 bps
Key West Sheraton Suites	$258.07	$239.78	7.6%	91.1%	87.9%	3.2%	$235.11	$210.84	11.5%	43.04%	38.22%	482 bps
Lexington Hotel New York	$238.68	$235.04	1.5%	92.9%	90.8%	2.1%	$221.81	$213.43	3.9%	26.43%	30.28%	-385 bps
Hilton Minneapolis	$147.36	$147.18	0.1%	77.6%	76.3%	1.3%	$114.34	$112.26	1.9%	23.38%	26.24%	-286 bps
Orlando Airport Marriott	$119.41	$107.50	11.1%	78.5%	78.6%	(0.1)%	$93.74	$84.53	10.9%	29.29%	23.64%	565 bps
Hotel Rex	$238.66	$210.61	13.3%	85.2%	86.0%	(0.8)%	$203.23	$181.07	12.2%	36.83%	35.43%	140 bps
Salt Lake City Marriott	$158.13	$147.13	7.5%	73.8%	69.8%	4.0%	$116.67	$102.68	13.6%	34.44%	32.16%	228 bps
Shorebreak	$232.71	$214.51	8.5%	81.4%	83.6%	(2.2)%	$189.35	$179.24	5.6%	32.06%	29.56%	250 bps
The Lodge at Sonoma	$276.28	$268.86	2.8%	83.9%	78.7%	5.2%	$231.66	$211.58	9.5%	29.18%	28.54%	64 bps
Hilton Garden Inn Times Square Central (1)	$327.81	$295.52	10.9%	97.4%	70.9%	26.5%	$319.28	$209.59	52.3%	46.03%	46.64%	-61 bps
Vail Marriott	$261.69	$249.56	4.9%	71.8%	70.3%	1.5%	$187.77	$175.39	7.1%	36.39%	35.11%	128 bps
Westin San Diego	$187.95	$167.86	12.0%	86.0%	85.5%	0.5%	$161.73	$143.53	12.7%	34.10%	32.33%	177 bps
Westin Washington D.C. City Center	$215.77	$206.31	4.6%	82.8%	74.5%	8.3%	$178.60	$153.65	16.2%	35.86%	31.21%	465 bps
Renaissance Worthington	$181.28	$176.00	3.0%	70.3%	69.6%	0.7%	$127.47	$122.46	4.1%	35.48%	32.76%	272 bps
Pro Forma Total (2)	$212.58	$203.81	4.3%	80.8%	80.1%	0.7%	$171.75	$163.28	5.2%	30.95%	29.81%	114 bps
(1) The hotel opened for business on September 1, 2014. Amounts for 2015 include operations from September 1, 2015 to September 30, 2015 to reflect the comparable period of 2014.
(2) Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central (282 rooms) from January 1, 2015 to August 31, 2015 to reflect the comparable period of 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2015
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$5,282	$1,674	$385	$—	$—	$2,059
Bethesda Marriott Suites	$3,479	$(1,211)	$362	$—	$1,541	$692
Boston Westin	$24,679	$6,231	$2,218	$—	$2	$8,451
Hilton Boston Downtown	$11,757	$4,110	$1,215	$—	$29	$5,354
Hilton Burlington	$5,456	$2,203	$464	$—	$23	$2,690
Renaissance Charleston	$3,101	$736	$347	$—	$(32)	$1,051
Hilton Garden Inn Chelsea	$3,936	$1,232	$362	$—	$—	$1,594
Chicago Marriott	$29,530	$2,952	$2,744	$3,171	$(397)	$8,470
Chicago Gwen	$7,331	$1,536	$731	$—	$—	$2,267
Courtyard Denver Downtown	$3,175	$1,308	$283	$—	$—	$1,591
Courtyard Fifth Avenue	$4,334	$(469)	$450	$834	$293	$1,108
Courtyard Midtown East	$7,653	$860	$683	$1,019	$—	$2,562
Fort Lauderdale Westin	$7,604	$397	$1,132	$—	$—	$1,529
Frenchman's Reef	$11,625	$(662)	$1,589	$—	$—	$927
JW Marriott Denver Cherry Creek	$6,639	$1,172	$525	$728	$—	$2,425
Inn at Key West	$1,685	$451	$176	$—	$—	$627
Key West Sheraton Suites	$3,687	$749	$512	$—	$—	$1,261
Lexington Hotel New York	$17,483	$261	$3,342	$1,282	$197	$5,082
Minneapolis Hilton	$14,921	$1,845	$1,474	$1,297	$(202)	$4,414
Orlando Airport Marriott	$5,515	$(448)	$575	$807	$—	$934
Hotel Rex	$2,158	$770	$142	$—	$—	$912
Salt Lake City Marriott	$7,688	$1,256	$767	$678	$—	$2,701
Shorebreak	$4,233	$1,520	$217	$—	$(15)	$1,722
The Lodge at Sonoma	$7,495	$1,950	$371	$306	$—	$2,627
Hilton Garden Inn Times Square Central	$2,744	$1,004	$259	$—	$—	$1,263
Vail Marriott	$6,802	$1,150	$480	$—	$—	$1,630
Westin San Diego	$8,601	$1,149	$1,020	$693	$46	$2,908
Westin Washington D.C. City Center	$7,471	$637	$1,189	$746	$—	$2,572
Renaissance Worthington	$8,321	$1,034	$575	$814	$2	$2,425
Pro Forma Total (2)	$234,385	$35,397	$24,589	$12,375	$1,487	$73,819
(1) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of our unfavorable contract liabilities and union severance payments.
(2) Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central from July 1, 2015 to August 31, 2015.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,468	$1,169	$406	$—	$—	$1,575
Bethesda Marriott Suites	$3,495	$(1,248)	$360	$—	$1,541	$653
Boston Westin	$22,176	$4,842	$2,186	$—	$10	$7,038
Hilton Boston Downtown	$9,853	$3,008	$1,081	$—	$42	$4,131
Hilton Burlington	$5,475	$2,290	$436	$—	$23	$2,749
Renaissance Charleston	$3,300	$633	$406	$—	$(32)	$1,007
Hilton Garden Inn Chelsea	$3,517	$836	$485	$—	$—	$1,321
Chicago Marriott	$29,390	$2,574	$3,074	$3,218	$(398)	$8,468
Chicago Gwen	$8,605	$2,848	$961	$—	$—	$3,809
Courtyard Denver Downtown	$3,018	$1,231	$279	$—	$—	$1,510
Courtyard Fifth Avenue	$4,660	$64	$452	$844	$52	$1,412
Courtyard Midtown East	$8,331	$1,384	$686	$836	$—	$2,906
Fort Lauderdale Westin	$7,554	$(897)	$1,095	$—	$—	$198
Frenchman's Reef	$12,376	$(1,388)	$1,563	$815	$—	$990
JW Marriott Denver Cherry Creek	$6,293	$1,131	$521	$568	$—	$2,220
Inn at Key West	$1,564	$518	$90	$—	$—	$608
Key West Sheraton Suites	$3,247	$328	$513	$—	$—	$841
Lexington Hotel New York	$17,219	$1,470	$3,274	$1,748	$31	$6,523
Minneapolis Hilton	$14,846	$1,390	$2,403	$1,328	$(129)	$4,992
Orlando Airport Marriott	$4,264	$(1,172)	$588	$820	$—	$236
Hotel Rex	$2,146	$818	$140	$—	$—	$958
Salt Lake City Marriott	$7,157	$956	$743	$694	$—	$2,393
Shorebreak	$4,436	$1,185	$465	$—	$—	$1,650
The Lodge at Sonoma	$7,507	$2,016	$390	$312	$—	$2,718
Hilton Garden Inn Times Square Central	$1,786	$574	$259	$—	$—	$833
Vail Marriott	$6,719	$1,093	$508	$—	$—	$1,601
Westin San Diego	$8,144	$869	$1,132	$706	$46	$2,753
Westin Washington D.C. City Center	$7,826	$479	$1,292	$765	$47	$2,583
Renaissance Worthington	$8,177	$824	$631	$743	$2	$2,200
Pro Forma Total (2)	$227,549	$29,825	$26,419	$13,397	$1,235	$70,775

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Assumes all hotels were owned as of January 1, 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Year to Date 2015
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$14,945	$4,292	$1,159	$—	$—	$5,451
Bethesda Marriott Suites	$11,460	$(2,685)	$1,117	$—	$4,624	$3,056
Boston Westin	$71,004	$15,499	$6,674	$—	$7	$22,180
Hilton Boston Downtown	$27,510	$7,368	$3,452	$—	$113	$10,933
Hilton Burlington	$12,394	$3,613	$1,370	$—	$68	$5,051
Renaissance Charleston	$10,277	$2,695	$1,131	$—	$(95)	$3,731
Hilton Garden Inn Chelsea	$9,932	$2,015	$1,086	$—	$—	$3,101
Chicago Marriott	$77,669	$3,352	$6,852	$9,425	$(1,192)	$18,437
Chicago Gwen	$19,428	$2,793	$2,338	$—	$—	$5,131
Courtyard Denver Downtown	$8,554	$3,236	$851	$—	$—	$4,087
Courtyard Fifth Avenue	$11,835	$(1,721)	$1,347	$2,483	$396	$2,505
Courtyard Midtown East	$20,995	$1,167	$2,051	$3,024	$—	$6,242
Fort Lauderdale Westin	$33,319	$7,568	$3,388	$—	$—	$10,956
Frenchman's Reef	$49,929	$6,464	$4,767	$1,164	$—	$12,395
JW Marriott Denver Cherry Creek	$18,907	$2,958	$1,577	$1,840	$—	$6,375
Inn at Key West	$6,721	$2,992	$522	$—	$—	$3,514
Key West Sheraton Suites	$14,111	$4,535	$1,538	$—	$—	$6,073
Lexington Hotel New York	$46,742	$(1,850)	$10,027	$3,945	$234	$12,356
Minneapolis Hilton	$39,529	$(203)	$6,177	$3,874	$(606)	$9,242
Orlando Airport Marriott	$20,229	$1,808	$1,714	$2,404	$—	$5,926
Hotel Rex	$5,824	$1,720	$425	$—	$—	$2,145
Salt Lake City Marriott	$22,331	$3,404	$2,262	$2,025	$—	$7,691
Shorebreak	$11,183	$2,656	$973	$—	$(44)	$3,585
The Lodge at Sonoma	$19,849	$3,754	$1,124	$913	$—	$5,791
Hilton Garden Inn Times Square Central	$2,744	$1,004	$259	$—	$—	$1,263
Vail Marriott	$26,062	$8,021	$1,462	$—	$—	$9,483
Westin San Diego	$26,170	$3,667	$3,053	$2,066	$137	$8,923
Westin Washington D.C. City Center	$24,212	$2,823	$3,536	$2,229	$95	$8,683
Renaissance Worthington	$29,192	$6,300	$1,740	$2,310	$6	$10,356
Pro Forma Total (2)	$693,057	$99,245	$73,972	$37,702	$3,743	$214,503
(1) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of our unfavorable contract liabilities and union severance payments.
(2) Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central from January 1, 2015 to August 31, 2015.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Year to Date 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$13,632	$3,594	$1,216	$—	$—	$4,810
Bethesda Marriott Suites	$11,058	$(3,022)	$1,083	$—	$4,632	$2,693
Boston Westin	$64,074	$11,302	$6,571	$—	$14	$17,887
Hilton Boston Downtown	$24,617	$5,699	$3,253	$—	$125	$9,077
Hilton Burlington	$11,849	$3,586	$1,309	$—	$68	$4,963
Renaissance Charleston	$10,336	$2,436	$1,212	$—	$(95)	$3,553
Hilton Garden Inn Chelsea	$9,818	$2,264	$1,468	$—	$—	$3,732
Chicago Marriott	$75,380	$(256)	$9,444	$9,583	$(1,192)	$17,579
Chicago Gwen	$21,355	$4,447	$2,876	$—	$—	$7,323
Courtyard Denver Downtown	$8,178	$3,134	$824	$—	$—	$3,958
Courtyard Fifth Avenue	$12,322	$(992)	$1,321	$2,514	$155	$2,998
Courtyard Midtown East	$22,318	$2,338	$2,061	$2,781	$—	$7,180
Fort Lauderdale Westin	$33,143	$4,190	$3,285	$—	$—	$7,475
Frenchman's Reef	$50,970	$5,406	$4,641	$2,430	$—	$12,477
JW Marriott Denver Cherry Creek	$17,541	$2,490	$1,553	$1,717	$—	$5,760
Inn at Key West	$6,033	$2,984	$270	$—	$—	$3,254
Key West Sheraton Suites	$12,506	$3,241	$1,539	$—	$—	$4,780
Lexington Hotel New York	$45,006	$(1,473)	$9,799	$5,208	$94	$13,628
Minneapolis Hilton	$38,320	$(587)	$7,066	$3,964	$(388)	$10,055
Orlando Airport Marriott	$16,770	$(290)	$1,814	$2,441	$—	$3,965
Hotel Rex	$5,242	$1,302	$555	$—	$—	$1,857
Salt Lake City Marriott	$20,910	$2,405	$2,248	$2,071	$—	$6,724
Shorebreak	$11,224	$1,923	$1,395	$—	$—	$3,318
The Lodge at Sonoma	$17,828	$3,004	$1,154	$930	$—	$5,088
Hilton Garden Inn Times Square Central	$1,786	$574	$259	$—	$—	$833
Vail Marriott	$24,307	$6,986	$1,548	$—	$—	$8,534
Westin San Diego	$22,863	$1,834	$3,317	$2,104	$137	$7,392
Westin Washington D.C. City Center	$21,176	$527	$3,657	$2,284	$142	$6,610
Renaissance Worthington	$27,244	$4,783	$1,920	$2,215	$6	$8,924
Pro Forma Total (2)	$657,806	$73,829	$78,658	$40,242	$3,698	$196,093

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Assumes all hotels were owned as of January 1, 2014.